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                                                                    EXHIBIT 16.1




















                      LETTER OF SCHENCK & ASSOCIATES, S.C.,
                           AS TO CHANGE IN ACCOUNTANTS


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                     [SCHENCK & ASSOCIATES, S.C. LETTERHEAD]










November 26, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:   Harp & Eagle, Ltd.
      Registration Statement on Form SB-2
      File No. 333-55088


Gentlemen:

As of November 1, 2001, we resigned as principal independent accountants and auditors for Harp & Eagle, Ltd. and its subsidiaries (collectively, the "Company") and were replaced as of that date by Cherry, Bekaert & Holland, L.L.P. as such independent accountants and auditors.

We confirm that we have reviewed the disclosure appearing in the Company's above-referenced registration statement on Form SB-2 ("Registration Statement") in response to Item 304 of Regulation S-B, as included in the prospectus under the caption "Experts," and agree with the statements made.

We consent to the filing of this letter as Exhibit 16.1 to the Registration Statement and to the reference to us under the caption "Experts" in the Prospectus.

Very truly yours,


/s/ SCHENCK & ASSOCIATES, S.C.

SCHENCK & ASSOCIATES, S.C.